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                                                                    EXHIBIT 4.39

ADDENDUM TO SHAREHOLDERS' AGREEMENT


between:


THE INDUSTRIAL DEVELOPMENT CORPORATION OF SOUTH AFRICA LIMITED


and


KHUMO BATHONG HOLDINGS (PROPRIETARY) LIMITED


and


CROWN CONSOLIDATED GOLD RECOVERIES LIMITED


and


CROWN GOLD RECOVERIES (PROPRIETARY) LIMITED


and


DURBAN ROODEPOORT DEEP, LIMITED

                                                           BOWMAN GILFILLAN INC.
                                                     9th Floor, Twin Towers West
                                                                    Sandton City
                                                                   Sandton, 2146
                                                      Telephone : (011) 881 9800
                                                            Fax : (011) 883 4505

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WHEREAS:

A. KBH, CCGR, DRD, the IDC and the Company entered into a shareholders' agreement on 14 June 2002 in order to establish the manner in which the Company is to be managed and to set out the terms governing the relationship of the IDC, KBH and CCGR as shareholders in the Company ("the Shareholders' Agreement).

B. The Parties wish to amend the terms and conditions of the Shareholders' Agreement on the terms set out in this addendum to the Shareholders' Agreement ("this Addendum").

IT IS AGREED AS FOLLOWS:

1.   INTERPRETATION

     Words and expressions defined in clause 1.1 of the Shareholders' Agreement shall bear their same meanings in this Addendum, unless the context otherwise requires.

2.   AMENDMENT

     The Parties agree that the Shareholders' Agreement shall be amended by the deletion of the provisions of clause 7 of the Shareholders' Agreement and by the substitution therefor of the following provisions:

     "7.   WAREHOUSING ARRANGEMENT

7.1 The Parties record that it is their intention that the IDC shall not remain a Shareholder of the Company indefinitely but shall transfer the IDC Shares to KBH in accordance with the provisions of this clause 7.

7.2 Notwithstanding any provisions to the contrary in this Agreement, upon repayment of the IDC Loan in full and the IDC receiving an IRR of at least 11% (eleven per cent) in respect of the IDC Investment, the IDC shall, immediately and without delay upon receipt of written notice to do so, transfer

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           to KBH the IDC Shares free from all claims, liens, pledges and other hypothecations and encumbrances, against payment, by KBH, of a consideration equivalent to the par value of the total number of IDC Shares then held by the IDC. The provisions of clause 7.6.5 shall apply mutatis mutandis to this clause 7.2.

7.3 Notwithstanding any provision to the contrary set out in this clause 7, the Parties hereby record that and undertake to each other that KBH shall have a call option to purchase the entire IDC Investment (hereinafter referred to as the "KBH Special Option") upon the terms and subject to the conditions set out in clauses 7.4 to 7.6.9 below.

7.4 The KBH Special Option may be exercised by KBH at any time but not later than 16h00 of the last Business Day of the 60th (sixtieth) month from the Completion Date whereafter the KBH Special Option will lapse.

7.5 KBH shall exercise the KBH Special Option by written notice (the "KBH Election Notice"), specifying the number of IDC Shares (which shall be equivalent to all the Shares then held by the IDC) and the amount of the IDC Loan (which shall be equivalent to the amount then outstanding on the IDC Loan) which KBH wishes to acquire as well as the amount, if any, and as reflected in the IRR Certificate, which the Company will be required to pay to the IDC in order to achieve an IRR of 15% (fifteen per cent) in respect of the IDC Investment (for the purposes of this clause 7 the "Early Purchase Amount"), given to the IDC, with a copy to the other Parties, at any time and on any day but always in accordance with the time period set out in clause 7.4 above.

7.6 If KBH exercises the KBH Special Option to purchase all of the IDC Shares and the balance of the IDC Loan in terms of this clause 7, then the sale and purchase of the IDC Shares and the IDC Loan which would result shall be on the following terms and conditions:

7.6.1 the IDC Investment shall be sold and purchased free from all claims, liens, pledges and other hypothecations and encumbrances;

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7.6.2          the purchase price payable by KBH for the IDC Shares shall be the par value for each of the IDC Shares and shall be payable in South African Rand only;

7.6.3 the effective date of the purchase and sale of the IDC Investment shall be the date agreed to by the Company, the IDC and KBH under this clause 7;

7.6.4 the consideration for the IDC Loan shall be the face value of the IDC Loan as at the date of exercise of the KBH Special Option;

7.6.5 completion of the sale and purchase of the IDC Investment shall be effected within 21 (twenty one) days of receipt by the IDC of the KBH Election Notice (or as soon thereafter as any necessary regulatory consents have been obtained and subject to compliance by the IDC with its obligations under this clause 7), at a meeting to be held at such reasonable time and place as KBH may specify by not less than 36 (thirty six) hours' prior written notice to the IDC and at which meeting:

7.6.5.1 the IDC shall deliver the relevant share certificate(s) to KBH or any nominee(s) for KBH, together with such duly executed transfer forms as may be required by law for the transfer of the IDC Shares to KBH or any nominee(s) for KBH, and a power of attorney in such form and in favour of such person as KBH may nominate so as to enable KBH to exercise all rights of ownership in respect of the IDC Shares, including, without limitation, the voting rights thereto;

7.6.5.2 KBH shall pay the purchase price for the IDC Investment to the IDC by telegraphic transfer for value on the date of completion but only against such delivery of the IDC Shares and a letter of cession by the IDC to KBH of all of the IDC's claims against the Company in respect of the IDC Loan;

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7.6.5.3             the IDC and KBH shall procure (insofar as they are able)
                    that such transfer or transfers are duly registered;

7.6.5.4 the IDC shall do all such other things and execute all such other documents as KBH may require to give effect to the sale and purchase of the IDC Shares; and

7.6.5.5 the IDC shall, simultaneously with the completion of the sale and purchase of the IDC Shares, remove the directors appointed by it and such removal shall take effect without any liability to the Company for compensation for loss of office, loss of employment or otherwise; and

7.6.5.6 the IDC shall furnish KBH and the other Parties with a certificate ("the IRR Certificate") which shall state:

7.6.5.6.1 the IRR yielded by the IDC Investment and received by the IDC as at the date of the issuance of the IRR Certificate;

7.6.5.6.2 the Early Purchase Amount, if any, which the Company is to pay to the IDC,

                    which IRR Certificate shall be prima facie evidence of the Early Purchase Amount;

7.6.6 each of KBH and the IDC use their reasonable endeavours (costs to be shared equally by both these Parties) to obtain any regulatory consents that are required by law to enable the sale and purchase of the IDC Shares to be completed; if such consents are refused the purchase and sale shall become void and the IDC and KBH shall be released from their obligations under this clause 7 but they shall negotiate with each other in good faith with a view to achieving an alternative solution;

7.6.7 simultaneously with the completion of a sale and purchase of the IDC Shares:

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7.6.7.1             the IDC shall procure that the IDC's obligations for all
                    loans, loan capital, borrowings and indebtedness in the nature of borrowings owed to the Company by the IDC (together with any accrued interest) are either delegated by the IDC to KBH at such value as may be agreed between the IDC and KBH, or failing agreement between them, are repaid by the IDC to the Company;

7.6.7.2 KBH shall agree to the assignment to it of all rights and obligations under any guarantees or indemnities given by the IDC to or in respect of the Company and, pending such assignment and consequent release of the IDC, shall indemnify the IDC in respect thereof.

7.6.8 the IDC's obligation to transfer the IDC Shares to KBH in terms of this clause 7 shall be conditional on the compliance by KBH with its obligations under clause 7.6.7.2; and

7.6.9 notwithstanding anything to the contrary anywhere else in this clause 7, the IDC shall be obliged to cede to KBH, and KBH shall be obliged to acquire from the IDC, the whole of the IDC Loan at the same time as the IDC Shares are transferred to KBH.".

3.   EFFECT OF THIS ADDENDUM

3.1 This Parties agree that this Addendum shall be deemed to have been entered into between the Parties simultaneously with the Shareholders' Agreement.

3.2 The Parties agree that all provisions of the Shareholders' Agreement, other than those of clause 7 of the Shareholders' Agreement which are amended in terms of clause 2 above, shall remain as is recorded in the Shareholders' Agreement.


4.   GENERAL

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4.1        COUNTERPARTS

           This Addendum may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Addendum by signing any such counterpart.

4.2        COSTS

           Each Party shall bear its own costs incurred by it to its attorneys and other professional advisors for the preparation and signing of this Addendum.

SIGNED at Sandton on 14 June 2002.

                                            For:  THE INDUSTRIAL DEVELOPMENT
                                                  CORPORATION OF SOUTH AFRICA
                                                  LIMITED

                                            /s/ Nam Tshivhase
                                            ------------------------------------
                                            Signatory: Nam Tshivhase
                                            Capacity: General Counsel
                                            Authority: Resolution


                                            and

                                            /s/ M. Netshitangani
                                            ------------------------------------
                                            Signatory: M. Netshitangani
                                            Capacity: Head of department
                                            Authority: Resolution

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SIGNED at Sandton on 14 June 2002.

                                            For:  KHUMO BATHONG HOLDINGS
                                                  (PROPRIETARY) LIMITED

                                            /s/ M.P. Ncholo
                                            ------------------------------------
                                            Signatory: M.P. Ncholo
                                            Capacity: CEO
                                            Authority: Resolution

SIGNED at Sandton on 14 June 2002.

                                            For:  CROWN GOLD RECOVERIES
                                                  (PROPRIETARY) LIMITED

                                            /s/ I.L. Murray
                                            ------------------------------------
                                            Signatory: I.L. Murray
                                            Capacity: Director
                                            Authority: Resolution

SIGNED at Sandton on 14 June 2002.

                                            For:  CROWN CONSOLIDATED GOLD
                                                  RECOVERIES LIMITED

                                            /s/ I.L. Murray
                                            ------------------------------------
                                            Signatory: I.L. Murray
                                            Capacity: Director
                                            Authority: Resolution

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SIGNED at Sandton on 14 June 2002.

                                            For:  DURBAN ROODEPOORT DEEP,
                                                  LIMITED

                                            /s/ I.L. Murray
                                            ------------------------------------
                                            Signatory: I.L. Murray
                                            Capacity: Director
                                            Authority: Resolution